UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2020

Myers Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1293 South Main Street, Akron, Ohio 44301

(Address of Principal Executive Offices, and Zip Code)

(330) 253-5592

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MYE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2020, the Board of Directors (the “Board”) of Myers Industries, Inc. (the “Company”) approved a Senior Officer Severance Plan (“Severance Plan”) in which certain senior officers of the Company, including Andrean R. Horton, Interim President and Chief Executive Officer, Executive Vice President and Chief Legal Officer, and Kevin L. Brackman, Executive Vice President and Chief Financial Officer, were eligible to participate as Covered Officers. The Severance Plan provides certain severance benefits for Covered Officers in the event of certain terminations of employment, including in connection with a Change in Control of the Company. The Severance Plan is intended to replace and supersede any Severance and Change in Control Agreements and Change in Control Agreements previously entered into between the Company and any of its senior officers, including Ms. Horton and Mr. Brackman. To the extent that an otherwise eligible senior officer remains covered by a previously executed Severance and Change in Control Agreement or a Change in Control Agreement on the effective date of the Severance Plan, such officer shall not be entitled to any benefit under the Severance Plan until that individual has agreed to terminate such agreement.

Under the Severance Plan, if a Covered Officer’s employment is terminated by the Company other than for Cause or is terminated by the Covered Officer for Good Reason, but not in connection with a Change in Control, each as defined in the Severance Plan, and provided the Covered Officer delivers an effective release of claims as required, the Covered Officer will be entitled to the following severance benefits (the “Severance Benefits”):

(a) a single lump sum payment in an amount equal to any accrued obligations, plus

(1) for the President/Chief Executive Officer, one and one-half (1.5) times his or her Base Salary in effect on the Termination Date (or, if such Base Salary has decreased during the one-year period ending on the Termination Date, at the highest rate in effect during such period);

(2) for a Covered Officer other than the President/Chief Executive Officer, one (1) times his or her Base Salary in effect on the Termination Date (or if such Base Salary has decreased during the one-year period ending on the Termination Date, at the highest rate in effect during such period); or

(3) for a Covered Officer other than the President/Chief Executive Officer who had entered into a Severance and Change in Control Agreement with the Company that was effective on the day preceding the Effective Date but was superseded by this Plan, one (1) times (A) his or her Base Salary in effect on the Termination Date (or if such Base Salary has decreased during the one-year period ending on the Termination Date, at the highest rate in effect during such period), and (B), his or her Target Bonus, plus the pro rata portion of the Target Bonus for the period commencing on the first day of the Fiscal Year in which the employment of the Covered Officer is terminated and ending on the Termination Date;

(b) health care coverage, disability coverage, life insurance coverage, and outplacement services for one year;

(c) any other amounts or benefits provided under any Company benefit plan, policy, practice, program, contract or arrangement; and

(d) all outstanding stock options, restricted stock, restricted stock units, or similar awards granted to the Covered Officer under the Company’s long-term incentive plan or any successor or replacement equity-based incentive plan will be subject to the terms and conditions of the respective award or option agreement.

If within 90 days prior to a Change in Control or 180 days following a Change in Control, a Covered Officer’s employment is terminated by the Company without Cause or by the Covered Officer for Good Reason, and provided that the Covered Officer delivers an effective release of claims as required, the Covered Officer will be entitled to the following payments and benefits (the “Change in Control Benefits”) in lieu of Severance Benefits:

(a) a single lump sum payment in an amount equal to any accrued obligations plus the pro rata portion of the Covered Officer’s target annual bonus for the period commencing on the first day of the fiscal year in which the employment of the Covered Officer is terminated and ending on the termination date, plus

(1) for the President/Chief Executive Officer, two (2) times (A) his or her Base Salary in effect on the Termination Date (or, if such Base Salary has decreased during the one (1) year period ending on the Termination Date, at the highest rate in effect during such period), plus (B) his or her Target Bonus;

(2) for a Covered Officer other than the President/Chief Executive Officer or a Group President, one and one-half (1.5) times (A) his or her Base Salary in effect on the Termination Date (or if such Base Salary has decreased during the one (1) year period ending on the Termination Date, at the highest rate in effect during such period), plus (B) his or her Target Bonus;

(3) for a Covered Officer other than the President/Chief Executive Officer or a Group President who had entered into a Change in Control Agreement with the Company that was effective on the day preceding the Effective Date but was superseded by this Plan, two (2) times (X) his or her Base Salary in effect on the Termination Date (or if such Base Salary has decreased during the one (1) year period ending on the Termination Date, at the highest rate in effect during such period), plus (Y) his or her Target Bonus; or

(4) for a Group President, one (1) times (A) his or her Base Salary in effect on the Termination Date (or if such Base Salary has decreased during the one (1) year period ending on the Termination Date, at the highest rate in effect during such period), plus (B) his or her Target Bonus.

(b) health care coverage for up to 18 months, disability and life insurance coverage for one year, and outplacement services for one year;

(c) any other amounts or benefits provided under any Company benefit plan, policy, practice, program, contract or arrangement; and

(d) all outstanding stock options, restricted stock, restricted stock units, or similar awards granted to the Covered Officer under the Company’s long-term incentive plan or any successor or replacement equity-based incentive plan will be subject to the terms and conditions of the respective award or option agreement.

Payment of any Severance Benefits or Change in Control Benefits under the Severance Plan is contingent upon a Covered Officer’s compliance with the Non-Competition and Non-Disclosure Agreement between the Company and the Covered Officer, the continued effectiveness of which is a condition to participation in the Severance Plan. Each Covered Officer acknowledges and reaffirms that during the term of the Severance Plan and for the period set forth in the Non-Competition and Non-Disclosure Agreement, the Covered Officer shall not compete with the Company under the terms more fully set forth in the Non-Competition and Non-Disclosure Agreement.

If amounts payable to a Covered Officer, either alone or together with other payments and benefits that the Covered Officer has the right to receive from the Company or any of its Affiliates, would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (“Code”), then such payments and benefits shall be reduced by the amount, if any, that is the minimum necessary to result in no portion of the payments or benefits constituting a parachute payment under Section 280G of the Code. To the extent that the Covered Officer has been employed in the Covered Officer’s current position for less than three full calendar years, such payments and benefits shall be reduced as so described only if the Company’s then current independent registered public accounting firm determines that such reduction would result in the Covered Officer retaining, on an after-tax basis (taking into account federal, state and local income taxes, employment, social security and Medicare taxes, the imposition of the excise tax imposed by Section 4999 of Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), and all other taxes, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied (or is likely to apply) to the Covered Officer’s taxable income for the tax year in which the transaction which causes the application of Section 280G of the Code occurs, or such other rate(s) as the accounting firm determines to be likely to apply to the Covered Officer in the relevant tax year(s) in which any of the payments and benefits is expected to be made taxable) a larger amount as a result of such reduction than the Covered Officer would receive, on a similar after tax basis, if the Covered Officer received all of such payments and benefits.

The foregoing summary of the Severance Plan is not complete and is qualified in its entirety by reference to the full and complete terms of the Severance Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Senior Officer Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

By:	/s/ Andrean R. Horton
Andrean R. Horton, Esq.
Interim President and Chief Executive Officer

Date: February 27, 2020